As filed with the Securities and Exchange Commission on January 31, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZOETIS INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0696167
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Pfizer Inc.
5 Giralda Farms
Madison, New Jersey	07940
(Address of Principal Executive Offices)	(Zip Code)

Zoetis Inc. 2013 Equity and Incentive Plan

(Full title of the plan)

Juan Ramón Alaix

Chief Executive Officer

Zoetis Inc.

c/o Pfizer Inc.

5 Giralda Farms

Madison, New Jersey 07940

(Name and address of agent for service)

(973) 660-5000

(Telephone number, including area code, of agent for service)

Copy to:

Stacy J. Kanter, Esq.

Dwight S. Yoo, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

(212) 735-3000

(212) 735-2000 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common stock, par value $0.01 per share, to be issued under the Zoetis Inc. 2013 Equity and Incentive Plan	25,000,000	$26.00(2)	$650,000,000	$88,660

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), that may become issuable under the Zoetis Inc. 2013 Equity and Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of outstanding shares of the Class A Common Stock.
(2)	Estimated, solely for the purpose of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act on the basis of the initial public offering price of the Class A Common Stock on the date hereof of $26.00 per share.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or delivered to participants in the Zoetis Inc. 2013 Equity and Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) The Company’s prospectus, dated January 31, 2013, filed with the SEC pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s registration statement on Form S-1, as amended (File No. 333-183254) (the “S-1 Registration Statement”), that contains audited combined financial statements of Zoetis Inc. for the year ended December 31, 2011; and

(b) The description of the Class A Common Stock contained in the registration statement on Form 8-A (File No. 001-35797) filed with the SEC on January 29, 2013 to register such securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and by-laws provide for indemnification by the registrant of its directors, officers and employees to the fullest extent authorized or permitted by law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation and by-laws provide for such limitation of liability to the fullest extent permitted by the Delaware General Corporation Law.

The registrant will on its own, or in conjunction with its controlling stockholder, maintain industry standard policies of insurance under which coverage is provided to its directors and officers against legal liability for loss which is not indemnified arising from claims made by reason of breach of duty or other wrongful act while acting in their capacity as directors and officers of the registrant. Further, the registrant intends to enter into indemnification agreements with its directors and executive officers which would require it, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as a director or officer and to advance to them expenses, subject to reimbursement to the registrant if it is determined that they are not entitled to indemnification.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to the S-1 Registration Statement, provides for indemnification of directors and certain officers of the registrant by the underwriters against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of January 2013.

Zoetis Inc.

By:	/s/ Juan Ramón Alaix
Name:	Juan Ramón Alaix
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Juan Ramón Alaix, Richard A. Passov and Heidi C. Chen as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all relevant exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Juan Ramón Alaix	Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2013
Juan Ramón Alaix

/s/ Richard A. Passov Richard A. Passov	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2013

/s/ Frank A. D’Amelio	Chairman and Director	January 31, 2013
Frank A. D’Amelio

/s/ Geno J. Germano	Director	January 31, 2013
Geno J. Germano

/s/ Douglas E. Giordano	Director	January 31, 2013
Douglas E. Giordano

/s/ Charles H. Hill	Director	January 31, 2013
Charles H. Hill

/s/ Amy W. Schulman	Director	January 31, 2013
Amy W. Schulman

/s/ Michael B. McCallister	Director	January 31, 2013
Michael B. McCallister

/s/ Gregory Norden	Director	January 31, 2013
Gregory Norden

/s/ William C. Steere, Jr.	Director	January 31, 2013
William C. Steere, Jr.

INDEX OF EXHIBITS

Exhibit Number	Description

3.1	Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Amendment No. 6 to the Registration Statement on Form S-1, filed with the SEC on January 29, 2013)

3.2	Form of Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on October 11, 2012)

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Registration Statement on Form S-1, filed with the SEC on January 29, 2013)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

10.1	Form of Zoetis Inc. 2013 Equity and Incentive Plan (incorporated by reference to Exhibit 10.16 to Amendment No. 3 of the Registration Statement on Form S-1, filed with the SEC on December 28, 2012)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)